                                                                   EXHIBIT 99.2

                         Notice of Guaranteed Delivery

                              The IT Group, Inc.

   OFFER TO EXCHANGE ITS 11 1/4% SERIES B SENIOR SUBORDINATED NOTES DUE 2009
    WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 FOR ANY AND
     ALL OF ITS OUTSTANDING 11 1/4% SERIES A SENIOR SUBORDINATED NOTES DUE
                 2009 WHICH WERE ISSUED IN A PRIVATE PLACEMENT

  Registered holders of privately placed 11 1/4% Series A Senior Subordinated Notes Due 2009 (the "Series A Notes") who wish to tender their Series A Notes in exchange for a like principal amount of 11 1/4% Series B Senior Subordinated Notes Due 2009 (the "Notes") and whose Series A Notes are not immediately available or who cannot deliver their Series A Notes and Letter of Transmittal or any other documents required by the Letter of Transmittal to The Bank of New York (the "Exchange Agent") on or prior to 5:00 P.M. New York City time, on the Expiration Date (as defined in the Prospectus referred to below), or the procedures for delivery by book-entry transfer cannot be completed on a timely basis, must use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mail to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering" in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Series A Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Series A Notes (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 P.M. New York City time, on the Expiration Date.

                     The Exchange Agent for the Offer is:

                             The Bank of New York

    By Hand or Overnight        Facsimile Transmissions:     By Registered or Certified
         Delivery:             (Eligible Institutions Only)             Mail:
    The Bank of New York        Attention: Diane Amoroso        The Bank of New York
     101 Barclay Street              (212) 815-6339            101 Barclay Street, 7E
  Corporate Trust Services                                    New York, New York 10286
    Window Ground Level          To Confirm By Telephone      Attention: Diane Amoroso
  New York, New York 10286      or for Information Call:       Reorganization Section
  Attention: Diane Amoroso
   Reorganization Section            (212) 815-3750


  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL FOR GUARANTEE OF SIGNATURES.

  Capitalized terms used but not defined herein shall have the same meaning given them in the Prospectus (as defined below).

Ladies and Gentlemen:

  The undersigned hereby tenders the principal amount of Series A Notes indicated below, upon the terms and subject to the conditions contained in the Registration Statement on Form S-4 filed by The IT Group, Inc., a Delaware corporation, with the Securities and Exchange Commission (the "Registration
Statement") and the accompanying Prospectus dated July   , 1999 included
therein (the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer") receipt of which is hereby acknowledged.

                     DESCRIPTION OF SECURITIES TENDERED

      Name and address of
    registered holder as it      Certificate number(s) of       Principal Amount of
    appears on the Series A           Series A Notes               Series A Notes
             Notes                     transmitted                  transmitted
  ---------------------------  ---------------------------  ---------------------------
  ---------------------------  ---------------------------  ---------------------------
  ---------------------------  ---------------------------  ---------------------------
  ---------------------------  ---------------------------  ---------------------------
  ---------------------------  ---------------------------  ---------------------------

     If Series A Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number: ________________

Date: ______________________________

  All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs personal representatives, successors, and assigns of the undersigned.


                                PLEASE SIGN HERE

 X
     ----------------------                   -------------------
 X
     ----------------------                   -------------------
     Signature(s) of Owner(s) or Authorized   Date
     Signatory

Area Code and Telephone Number: ____________

  Must be signed by the holder(s) of the Series A Notes as their name(s) appear(s) on certificates for Series A Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

                    Please print name(s) and address(es)

Name(s): _______________________________________________________________________

Capacity: ______________________________________________________________________

Address(es): ___________________________________________________________________


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


                   THE FOLLOWING GUARANTEE MUST BE COMPLETED

                                   GUARANTEE

                    (Not To Be Used For Signature Guarantee)

  The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (a) a bank; (b) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (c) a credit union;
(d) a national securities exchange, registered securities association or learning agency; or (e) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Series A Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Series A Notes to the Exchange Agent's account at The Depositary Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within five business days after the date of execution of this Notice of Guaranteed Delivery.

  The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Series A Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm: __________________________________________________________________

________________________________________________________________________________
                             (Authorized Signature)

Address: _______________________________________________________________________
                                                                      (Zip Code)

Area Code and Telephone Number _________________________________________________

Name: __________________________________________________________________________
                             (Please Type or Print)

Title: _________________________________________________________________________

Date: __________________________________________________________________________

NOTE: DO NOT SEND SERIES A NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY.
      SERIES A NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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